                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                             PROSOFTTRAINING.COM,

                    DRAKE PERSONNEL (NEW ZEALAND) LIMITED,

                                      and

                              COMPUTERPREP, INC.

                            Effective June 27, 2000

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT is made and entered into as of June 27, 2000, by and among ProsoftTraining.com, a Nevada corporation ("Buyer"), Drake
                                                               -----
Personnel (New Zealand) Limited, a corporation organized under the laws of the Bahamas ("Parent"), and ComputerPREP, Inc., a Delaware corporation
          ------
("ComputerPrep"). Parent and ComputerPrep are sometimes collectively referred to herein as the "Selling Entities" and individually as a "Selling Entity".
                  ----------------                         --------------

                                   RECITALS
                                   --------

          A. ComputerPrep is engaged in the business of publishing and reselling IT and other course materials and E-learning delivery engines and content.

          B.   ComputerPrep is a wholly-owned subsidiary of Parent.

          C. Buyer desires to acquire 100% of the outstanding stock of ComputerPrep from Parent, and Parent desires to sell such shares, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF SHARES

     Section 1.1    Purchase and Sale. Subject to the terms and conditions set
                    -----------------
forth in this Agreement, at the Final Closing (as hereinafter defined), Parent shall transfer to Buyer one hundred percent (100%) of the outstanding shares of ComputerPrep common stock (the "ComputerPrep Shares"), in exchange for the
                                -------------------
Purchase Price.

     Section 1.2    Purchase Price. The purchase price (the "Purchase Price") to
                    --------------                           --------------
be paid by Buyer to Parent for the ComputerPrep Shares shall consist of the following:

          (a)  $15,029,840 in cash (the "Cash Purchase Price"), with $1,000,000
                                         -------------------
held in escrow pursuant to Section 1.5;

          (b)  Shares of Common Stock of Buyer (the "Buyer Shares") having an
                                                     ------------
Agreed-Upon Value, as determined pursuant to Section 1.3, equal to $15,000,000 (the "Stock Purchase Price"), with shares having an Agreed-Upon Value equal to
      ---------------------
$3,000,000 held in escrow pursuant to Section 1.6; and

          (c) Two Warrants to purchase Buyer Common Stock in substantially the form attached hereto as Exhibit A (the "Warrants") representing the right to
                        ---------       --------
purchase an aggregate of 600,000 shares of Buyer Common Stock. One Warrant shall cover 300,000 shares with an exercise price per share equal to 125% of the closing price (as calculated pursuant to Section 1.3 below) of the Common Stock of Buyer on the Escrow Closing Date (as hereinafter defined). The other Warrant shall cover 300,000 shares with an exercise price per share equal to 150% of the closing price (as calculated pursuant to Section 1.3 below) of the Common Stock of Buyer on the Escrow Closing Date. Each Warrant shall become exercisable at the rate of 100,000 shares every six (6) months after the Escrow Closing Date.

     Section 1.3    Determining Agreed-Upon Value of Buyer Common Stock. For
                    ---------------------------------------------------
purposes of determining the value (the "Agreed-Upon Value") of the Buyer Shares
                                        -----------------
to be delivered as payment of a portion of the Purchase Price pursuant to
Section 1.2, the Agreed-Upon Value per share shall be equal to the average of the daily closing price of Buyer's Common Stock during the trading days beginning on May 25, 2000 and ending on June 23, 2000. The closing price for each day while such stock is listed on a national securities exchange, the NASDAQ National Market, or the NASDAQ Smallcap Market shall be the last reported sale price regular way or, in case there is no such reported sale on any day, the mean between the reported closing bid and asked prices regular way on such day, on the principal market on which the security is listed. If the principal market for the security does not report last sales, then the closing price for each day shall be the mean between the closing bid and asked prices in that market as furnished by any member firm of the New York Stock Exchange selected by Buyer.

     Section 1.4    Payment of ComputerPrep Debt. Parent represents and warrants
                    ----------------------------
to Buyer that, prior to the date of this Agreement, all amounts owed on indebtedness for borrowed money to Parent or any of its affiliates have been paid or otherwise discharged as fully satisfied, and all amounts owed to ComputerPrep's lender or any other financial institution have been repaid or fully satisfied. Within ninety (90) days after the Escrow Closing Date, Grant Thornton LLP, at Buyer's expense, will perform and complete an audit of the ComputerPrep financial statements as of the Escrow Closing Date to, among other things, verify such debts have been paid or discharged, to verify the amount of CPC Sales (as defined below) and to complete a balance sheet of ComputerPrep as of the Final Closing Date.

     Section 1.5    Escrow of Cash Purchase Price. One Million Dollars
                    -----------------------------
($1,000,000) of the Cash Purchase Price (the "Cash Escrow Fund") will be
                                              ----------------
delivered on the Final Closing Date on behalf of Parent to SunTrust Bank (the "Escrow Agent") to be held pursuant to an Escrow Agreement in the form attached
 ------------
hereto as Exhibit B (the "Cash Escrow Agreement"), to be held in escrow in
          ---------       ---------------------
accordance with the terms and conditions of such Cash Escrow Agreement. The parties agree within ten (10) business days to find and mutually agree on a replacement escrow agent for SunTrust Bank which is either (i) a U.S. bank that permits investments in offshore securities or (ii) a non-U.S. bank. The Cash Escrow Agreement will be modified to permit investments in off-shore securities. The Cash Escrow Fund may be used by Buyer to satisfy Parent's indemnification obligations under this Agreement and to pay the costs required by any employment agreement binding on ComputerPrep and in effect on the Escrow Closing Date or required by law, in either case, with respect to any employee of ComputerPrep whose employment is terminated within ninety (90) days of the Escrow Closing Date, excluding any employee who voluntarily resigns or terminates his or her employment and excluding any costs incurred as a result of a termination in violation of any law, including without limitation the WARN Act or claims based on age, sex, race or other discriminatory action (other than the payments required by such law not resulting from such violation).

     Section 1.6    Equity Escrow Fund.
                    ------------------

          (a) On the Final Closing Date, Buyer Shares having an Agreed-Upon Value equal to Three Million Dollars ($3,000,000) (the "Escrow Shares") shall be
                                                        -------------
deposited on behalf of Parent with the Escrow Agent to be held in a fund (the "Equity Escrow Fund") pursuant to an Escrow Agreement in the form attached
 ------------------
hereto as Exhibit C (the "Stock Escrow Agreement") to be held in escrow in
          ---------       ----------------------
accordance with the terms and conditions of such Stock Escrow Agreement.

          (b) If the Master Distribution and License Agreement between ComputerPrep and Wave Technologies, Inc. ("Wave") dated as of April 29, 1999
                                           ----
(the "Wave Agreement") is not terminated prior to April 30, 2001 with an
      --------------
effective termination date prior to April 30, 2001, all assets in the Equity Escrow Fund shall be distributed to Parent by May 15, 2001. For purposes of this Agreement, the dollar value of A+ and Linux products sold by Buyer during the 12 months preceding the Escrow Closing Date shall be deemed to be $7,200 (the "PPC
                                                                            ---
Sales").  The dollar value of A+ and Linux products sold by ComputerPrep during
-----
the 12 months preceding the Escrow Closing Date shall be as determined by the audit provided for under Section 1.4 of this Agreement (the "CPC Sales"). (The
                                                             ---------
amount of CPC Sales is estimated to be approximately $4,100,000 to $4,200,000). If the Wave Agreement is terminated by Wave prior to April 30, 2001 and sales by the Buyer and ComputerPrep, and the subsidiaries and affiliates of either of them, of A+ and Linux products, whether from Wave, developed by ComputerPrep or Buyer or their respective affiliates and subsidiaries or licensed from other parties, for the twelve (12) months immediately following the Escrow Closing Date do not exceed the aggregate amount of PPC Sales and CPC Sales by at least twenty percent (20%), then the Purchase Price will be reduced by Two Dollars ($2.00) for every One Dollar ($1.00) shortfall, up to a maximum reduction of $3,000,000; provided, however, no such reduction shall be effected to the extent the Wave Agreement is cancelled as a direct result of Buyer's (or ComputerPrep's, after the Final Closing Date) material breach of the Wave Agreement, as a result of the Buyer (or ComputerPrep, after the Final Closing
Date) in fact taking any action under the Wave Agreement to cause Wave to terminate the Wave Agreement, or as a result of the Buyer or ComputerPREP (after the Final Closing Date) using less than best efforts to maximize the sales of A+ and Linux products for the twelve (12) months after the Escrow Closing.

          (c) Any Purchase Price reduction pursuant to Section 1.6(b) shall be satisfied by Buyer receiving property from the Equity Escrow Fund having a fair market value equal to the amount of such reduction; provided, however, the value of Escrow Shares at that time shall be determined as set forth in the Stock Escrow Agreement.


     Section 1.7    Incentive Warrants.
                    ------------------

          (a) Buyer shall issue Parent additional warrants in substantially the form attached hereto as Exhibit D (the "Incentive Warrants") based on sales of
                        ---------       ------------------
products of Buyer or ComputerPrep, or the affiliates and subsidiaries of either of them, to Parent or to any subsidiary or affiliate of Parent during the period August 1, 2000 through July 31, 2003 (the "Commitment Period"). The Incentive
                                           -----------------
Warrants shall cover that number of shares of Common Stock of Buyer set forth in
Section 1.7(b) at an exercise price equal to $20.0625 per share. The Incentive Warrants will be issued no later than September 30, 2003 and shall expire on September 30, 2005.

          (b) The number of shares to be covered by the Incentive Warrants shall be based on the amount of gross revenue received from Parent and its affiliates and subsidiaries by Buyer and its affiliates and subsidiaries during the Commitment Period on sales of products of Buyer or ComputerPrep as follows:


                       Aggregate                  Aggregate
                     Revenue Level            Incentive Warrants
                       Achieved                    Issued
                       --------                    ------
                     $ 2,000,000                 240,000 shares
                     $ 3,000,000                 360,000 shares
                     $ 4,000,000                 480,000 shares
                     $ 5,000,000                 600,000 shares
                     $ 6,000,000                 720,000 shares
                     $ 8,000,000                 960,000 shares
                     $10,000,000               1,200,000 shares
                     $15,000,000               2,000,000 shares


          (c) Buyer will enter into with Parent, or a subsidiary and affiliate of Parent, a Standard Reseller Agreement and a Training Provider Agreement in the forms attached hereto as Exhibit E-1 and Exhibit E-2, respectively.
                             -----------     -----------

          (d) The value of any Incentive Warrants issued under this Section 1.7 shall be deemed an upward adjustment to the Purchase Price, with such value to be based, if possible, on the Black-Scholes methodology.

     Section 1.8    Registration Rights. At the Escrow Closing, Buyer and Parent
                    -------------------
will enter into a Registration Rights Agreement in the form attached hereto as Exhibit F covering the registration with the Securities and Exchange Commission
---------
of the Buyer Shares and the shares issuable under the Warrants and Incentive Warrants.

     Section 1.9    License Agreement. At the Escrow Closing, Buyer shall have
                    -----------------
entered into a nonexclusive United States license agreement with Pixion, Inc. on terms substantially as set forth in Exhibit G providing for the license of the
                                    ---------
Pixion conference server product for a period of three (3) years (the "License
                                                                       -------
Agreement").
---------

                                  ARTICLE II
                                   CLOSINGS

     Section 2.1    Escrow Closing.  The escrow closing of the transactions
                    --------------
contemplated hereby (the "Escrow Closing") shall take place concurrently with
                          --------------
the signing of this Agreement (the "Escrow Closing Date").  The Escrow Closing
                                    -------------------
shall take place at the offices of ComputerPrep in Phoenix, Arizona, or at such other location as the parties hereto agree. The parties agree that if any of the documents to be delivered to the Closing Escrow Agent under Sections 2.2 and
2.3 are lost in transit, they will cooperate to replace such documents as soon as possible.

     Section 2.2    Deliveries by Parent to Closing Escrow Agent. At the Escrow
                    --------------------------------------------
Closing, Parent shall deliver the following to SunTrust Bank (the "Closing
                                                                   -------
Escrow Agent") to hold pursuant to the terms of the Closing Escrow Agreement
------------
attached hereto as Exhibit H:

          (a) Certificates representing the ComputerPrep Shares being sold by it under this Agreement, duly endorsed or accompanied by duly executed stock powers;

          (b) Certified copies of resolutions adopted by the Board of Directors and shareholders of each of the Selling Entities authorizing the transactions contemplated hereby;

          (c) A certificate of the secretary of state of the state of incorporation of ComputerPrep to the effect that ComputerPrep is a validly existing corporation in good standing under the laws of the state of its incorporation;

          (d) A Stock Power for the Escrow Shares executed in blank by Parent pursuant to the Stock Escrow Agreement;

          (e) A legal opinion from Hodgson, Russ, Andrews, Woods & Goodyear, LLP in substantially the form attached hereto as Exhibit I;
                                                 ---------

          (f) A legal opinion of Harry B. Sands & Co. covering certain legal matters concerning Parent;

          (g) Copies of the Closing Escrow Agreement, Cash Escrow Agreement, Stock Escrow Agreement, Registration Rights Agreement, Standard Reseller Agreement and Training Provider Agreement, each duly executed by Parent and dated the Escrow Closing Date but, except for the Closing Escrow Agreement (which will be effective as of signing), effective as of the Final Closing Date; and

          (h)  Copies of the License Agreement duly executed by Pixion, Inc.

     Section 2.3    Deliveries by Buyer to Closing Escrow Agent.  At the Escrow
                    -------------------------------------------
Closing, Buyer shall deliver the following to the Closing Escrow Agent to hold pursuant to the terms of the Closing Escrow Agreement:

          (a) A wire transfer, bank cashiers or certified check in an amount equal to the Cash Purchase Price;

          (b) Two stock certificates representing the Buyer Shares, one certificate representing the shares held in the Equity Escrow Fund and the other representing the balance;

          (c) Fully executed Warrants to purchase an aggregate of 600,000 shares of Buyer Common Stock;

          (d) Certified copies of resolutions of the Board of Directors of Buyer authorizing the transactions contemplated hereby;

          (e) A certificate of the Secretary of State of the State of Nevada to the effect that Buyer is a validly existing corporation in good standing under the laws of the State of Nevada.

          (f) A legal opinion from Hewitt & McGuire, LLP in substantially the form attached hereto as Exhibit J; and
                        ---------

          (g) Copies of the Closing Escrow Agreement, Cash Escrow Agreement, Stock Escrow Agreement, License Agreement, Registration Rights Agreement, Standard Reseller Agreement and Training Provider Agreement, each duly executed by Buyer and dated the Escrow Closing Date but, except for the Closing Escrow Agreement (which will be effective as of signing), effective as of the Final Closing Date.

     Section 2.4    Other Escrow Closing Deliveries.   At the Escrow Closing:
                    -------------------------------

          (a) Buyer shall deliver to Parent copies of the Management Agreement in the form attached as Exhibit L (the "Management Agreement"), duly executed by
                        ---------       --------------------
Buyer; and

          (b) Parent shall deliver to Buyer copies of the Management Agreement, duly executed by Parent and ComputerPrep.

     Section 2.5    Final Closing.  The final closing of the transactions
                    -------------
contemplated hereby (the "Final Closing") shall take place within two business
                          -------------
days after the satisfaction of the condition set forth in Sections 6.3 and 7.2 (the "Final Closing Date") and shall take place by delivery pursuant to the
      ------------------
terms of the Closing Escrow Agreement of the respective documents and instruments held by the Closing Escrow Agent.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE SELLING ENTITIES

          For purposes of this Article III, "Knowledge of the Selling Entities,"
                                             ---------------------------------
or words to a similar effect means the actual knowledge of William Dorman, Peter Buswell, Robert Geiges, Karen Jensen and Diane Massa, after reasonable inquiry or investigation. Parent represents and warrants that by virtue of their positions with ComputerPrep or Parent, said individuals as a group are familiar with the matters which are the subject of the following representations which are limited to the knowledge of the Selling Entities. Each of the Selling Entities, jointly and severally, represent and warrant to Buyer that, except as disclosed in the disclosure schedule attached hereto (the "Sellers Disclosure
                                                           ------------------
Schedule"), as of the date of this Agreement:
--------

     Section 3.1    Corporate Organization.
                    ----------------------

          (a) Each Selling Entity is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation set forth in Exhibit 3.1(a). Each Selling Entity has the
                           -------------
corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified (i) would not individually or in the aggregate have a Material Adverse Effect or (ii) would not adversely affect the ability of such Selling Entity to consummate the transactions contemplated hereby. For purposes of this Agreement, an action, event or occurrence has a "Material Adverse Effect" if it has a material adverse effect on the assets,
 -----------------------
liabilities, business, financial condition or results of operations of ComputerPrep and its subsidiaries or Buyer and its subsidiaries, as the case may be. The copies of the Articles of Incorporation and Bylaws of ComputerPrep which have previously been delivered to Buyer are true and correct copies of such documents as in effect as of the date of this Agreement.

          (b)  Set forth in Section 3.1(b) of the Sellers Disclosure Schedule is
                            --------------
a complete list of all subsidiaries of ComputerPrep ("ComputerPrep
                                                      ------------
Subsidiaries"), setting forth for each (i) the date of incorporation or other
------------
organization, (ii) the number of shares of each class of capital stock or other ownership interests in each ComputerPrep Subsidiary which are issued and outstanding, (iii) the jurisdiction under which such ComputerPrep Subsidiary was incorporated or organized, and (iv) the address of such ComputerPrep Subsidiary's principal executive offices. Except as set forth in Section 3.1(b)
                                                                 --------------
of the Sellers Disclosure Schedule, ComputerPrep owns 100% of the outstanding shares of capital stock (or other ownership interests) in each ComputerPrep Subsidiary. Each ComputerPrep Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth in Section 3.1(b)
                                                                 --------------
of the Sellers Disclosure Schedule with respect to such ComputerPrep Subsidiary. Each ComputerPrep Subsidiary has full lawful power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, and is qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect. The copies of the Articles of Incorporation and Bylaws of each ComputerPrep Subsidiary which have previously been made available to Buyer are true and correct copies of such documents as in effect as of the date of this Agreement.

     Section 3.2    Capitalization.
                    --------------

          (a) The authorized capital stock of ComputerPrep consists of 1,000 shares of ComputerPrep Common Stock, par value $1.00 per share. As of the date hereof, there are 100 shares (and no others) of ComputerPrep Common Stock outstanding, all of which are held by Parent. Except as set forth in Section
                                                                     -------
3.2(a) of the Sellers Disclosure Schedule, all of the issued and outstanding
------
shares of ComputerPrep Common Stock were duly authorized and validly issued and are fully paid and nonassessable and are free of any liens or encumbrances created by or resulting from the actions of ComputerPrep, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of ComputerPrep or any agreement to which ComputerPrep is a party or by which it is bound. All outstanding shares of ComputerPrep Common Stock were issued in compliance with all applicable federal and state securities laws. Except as described in this Section 3.2 or reflected in Section
                                                                         -------
3.2(a) of the Sellers Disclosure Schedule, neither ComputerPrep nor any
------
ComputerPrep Subsidiary has or is bound by any outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or obligations of any character calling for the purchase, redemption or issuance of any shares of ComputerPrep Common Stock or any other equity security of such entity or any securities representing the right to purchase or otherwise receive any shares of ComputerPrep Common Stock or any other equity security of such entity.

          (b)  Except as set forth in Section 3.2(b) of the Sellers Disclosure
                                      --------------
Schedule, ComputerPrep owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions) of each of the ComputerPrep Subsidiaries. All of the issued and outstanding shares of capital stock of the ComputerPrep Subsidiaries ("Subsidiary Capital Stock") were duly authorized and validly issued and are
  ------------------------
fully paid and nonassessable and are free of any liens or encumbrances created by or resulting from the actions of ComputerPrep or any ComputerPrep Subsidiary, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of ComputerPrep or any ComputerPrep Subsidiary or any agreement to which ComputerPrep or any ComputerPrep Subsidiary is a party or by which any of them may be bound.

     Section 3.3    Authority; No Violation.
                    -----------------------

          (a) Each Selling Entity has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and shareholders of each Selling Entity. No other corporate proceedings on the part of any of the Selling Entities are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by each Selling Entity and (assuming due authorization, execution and delivery by Buyer) constitute valid and binding obligations of each Selling Entity, enforceable against each Selling Entity, in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b)  Except as set forth in Section 3.3(b) of the Sellers Disclosure
                                      --------------
Schedule, neither the execution and delivery of this Agreement by each Selling Entity, nor the consummation by each Selling Entity of the transactions contemplated hereby, nor compliance by each Selling Entity with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws or the constituent documents of any Selling Entity or any ComputerPrep Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to any Selling Entity or any ComputerPrep Subsidiary or any of their respective properties or assets, or (y) violate, materially conflict with, result in a material breach of any provision of or the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of any Selling Entity or any ComputerPrep Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, sublicense, lease, agreement or other instrument or obligation to which any Selling Entity or any ComputerPrep Subsidiary is a party, or by which any Selling Entity or any ComputerPrep Subsidiary or any of their respective properties or assets may be bound or affected.

     Section 3.4    Consents and Approvals.  Except for such filings,
                    ----------------------
authorizations or approvals as may be set forth in Section 3.4 of the Sellers
                                                   -----------
Disclosure Schedule or the filings under the HSR Act, no consents or approvals orders or authorizations of or filings or registrations with any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, whether in the United States of America or otherwise (each a "Governmental Entity") or with any third party are necessary
                   -------------------
with respect to any Selling Entity in connection with (1) the execution and delivery of this Agreement and (2) the consummation of the transactions contemplated hereby.

     Section 3.5    Financial Statements. Set forth in Section 3.5 of the
                    --------------------               -----------
Sellers Disclosure Schedule are true and correct copies of (a) audited consolidated balance sheets of ComputerPrep and its Subsidiaries at September 30, 1997, September 25, 1998 and October 1, 1999, together with related audited consolidated statements of operations, shareholders' equity and cash flows for the fiscal years then ended, and (b) ComputerPrep's unaudited consolidated balance sheet (the "Reference Balance Sheet") together with related unaudited
                    -----------------------
consolidated statements of operations, shareholders' equity and cash flows as of and for the eight (8) month period ended May 26, 2000 (the "Reference Balance
                                                            -----------------
Sheet Date") (collectively, the "Financial Statements").  Such Financial
----------                       --------------------
Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited Financial Statements do not
             ----
contain all footnotes required by GAAP and are subject to normal year-end audit adjustments that in the aggregate will not be material) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of ComputerPrep in all material respects in accordance with GAAP as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. The books and records of ComputerPrep have been for at least the past three years, and are being, maintained in all material respects in accordance with GAAP.

     Section 3.6    Absence of Undisclosed Liabilities. Neither ComputerPrep nor
                    ----------------------------------
any ComputerPrep Subsidiary has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent, including without limitation any obligations or liabilities as guarantor or indemnitor of any other person, firm, partnership or corporation ("Person")) other than (i) those set forth or
                                   ------
adequately provided for in the Reference Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Reference Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Reference Balance Sheet Date and consistent with past practice, (iv) those set forth in Section 3.6 of the Sellers Disclosure
                                  -----------
Schedule, and (v) those incurred in connection with the execution of this Agreement. As of the date hereof, neither ComputerPrep nor any ComputerPrep Subsidiary has any outstanding indebtedness for borrowed money.

     Section 3.7    Absence of Certain Changes or Events. Except as disclosed in
                    ------------------------------------
Section 3.7 of the Sellers Disclosure Schedule, since the Reference Balance
-----------
Sheet Date, each of ComputerPrep and each ComputerPrep Subsidiary has conducted its business in the ordinary course consistent with past practice, and except as contemplated by this Agreement, there has not occurred (i) any purchase or other acquisition of, sale, lease, disposition, or other transfer of, or mortgage, pledge or subjection to any material encumbrance or lien on, any material asset, tangible or intangible, of ComputerPrep or any ComputerPrep Subsidiary, other than in the ordinary course of business; (ii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by ComputerPrep or any ComputerPrep Subsidiary or any revaluation by ComputerPrep or any ComputerPrep Subsidiary of any of its assets; (iii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of ComputerPrep Common Stock, or any split-up or other recapitalization in respect of ComputerPrep Common Stock, or any direct or indirect redemption, purchase or other acquisition by ComputerPrep of any shares of ComputerPrep Common Stock; (iv) any material contract entered into by ComputerPrep or any ComputerPrep Subsidiary, other than in the ordinary course of business and as provided to Buyer or disclosed on Schedule 3.21, or any termination (except by its terms) of, or, to the knowledge of the Selling Entities, default under, any material contract to which ComputerPrep or any ComputerPrep Subsidiary is a party or by which it is bound; (v) any amendment or change to the Articles of Incorporation or Bylaws of ComputerPrep or the Articles of Incorporation or Bylaws of any ComputerPrep Subsidiary; (vi) any material increase in the compensation or benefits payable or to become payable by ComputerPrep or any ComputerPrep Subsidiary to any of their respective officers, directors or employees other than in the ordinary course of business; (vii) any issuance, transfer, sale or pledge by ComputerPrep or any ComputerPrep Subsidiary of any equity securities or other securities or of any commitment, option, right or privilege under which ComputerPrep or any ComputerPrep Subsidiary is or may become obligated to issue any equity securities or other securities; (viii) any loan made or agreed to be made by ComputerPrep or any ComputerPrep Subsidiary, nor has ComputerPrep nor any ComputerPrep Subsidiary become liable or agreed to become liable as a guarantor with respect to any loan (other than loans between ComputerPrep and any ComputerPrep Subsidiary or between ComputerPrep Subsidiaries and endorsements in the ordinary course of business); (ix) any waiver or compromise by ComputerPrep or any ComputerPrep Subsidiary of any right or rights or any payment, direct or indirect, of any material debt, liability or other obligation, other than in the ordinary course of business; (x) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, other than in the ordinary course of business; (xi) except for the transactions contemplated by this Agreement, any actual or, to the knowledge of the Selling Entities, threatened termination or loss of (a) any material contract, lease, license or other agreement to which ComputerPrep or any ComputerPrep Subsidiary was or is a party; (b) any material certificate, license or other authorization required for the continued operation by ComputerPrep or any ComputerPrep Subsidiary of any material portion of any of its business; or (c) any customer or other revenue source, which termination or loss could reasonably be expected to result in loss of revenues to ComputerPrep or any ComputerPrep Subsidiary in excess of $25,000 per year, and no Selling Entity has knowledge of any event (other than the transactions contemplated hereby, with respect to which ComputerPrep has not received any written notice from any customer or other revenue source of an intention to terminate any arrangement as a result of the transactions contemplated hereby) which could reasonably be expected to result in any such termination or loss; (xii) any resignation of employment of any key officer or employee of ComputerPrep or any ComputerPrep Subsidiary, or to the knowledge of the Selling Entities, any impending resignation of employment of any such officer or employee; (xiii) any agreement by ComputerPrep or any ComputerPrep Subsidiary to do any of the things described in the preceding clauses (i) through (xii) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement); or
(xiv) any other event or circumstance that has had or, to the knowledge of the Selling Entities could reasonably be expected to have, a Material Adverse Effect, other than events which affect ComputerPrep's industry in general and which Buyer should be reasonably aware of.

       Section 3.8  Legal Proceedings. Except as set forth in Section 3.8 of the
                    -----------------                         -----------
Sellers Disclosure Schedule, there are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of any of the Selling Entities, threatened against ComputerPrep or any ComputerPrep Subsidiary or any of their respective properties, assets or business in which an unfavorable outcome, ruling or finding would have a Material Adverse Effect and to the knowledge of the Selling Entities there exist no facts which could reasonably be expected to result in any such action, suit or other proceeding or which would challenge the validity or propriety of the transactions contemplated by this Agreement. Neither ComputerPrep nor any ComputerPrep Subsidiary is in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality which would have a Material Adverse Effect on ComputerPrep or any ComputerPrep Subsidiary. The foregoing includes, without limiting the generality thereof, pending or, to the knowledge of the Selling Entities, threatened actions involving the Company's or any ComputerPrep Subsidiary's use in connection with the Company's or any ComputerPrep Subsidiary's business of any information or techniques allegedly proprietary to a former employee which would have a Material Adverse Effect on ComputerPrep or any ComputerPrep Subsidiary.

     Section 3.9    Restrictions on Business Activities.  Except as set forth in
                    -----------------------------------
Section 3.9 of the Sellers Disclosure Schedule, there is no judgment,
-----------
injunction, order or decree binding upon ComputerPrep or any ComputerPrep Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of ComputerPrep or any ComputerPrep Subsidiary, any acquisition of property by ComputerPrep or any ComputerPrep Subsidiary, the ability of ComputerPrep or any ComputerPrep Subsidiary to compete with any other person or the conduct of business by ComputerPrep or any ComputerPrep Subsidiary as currently conducted by ComputerPrep or any ComputerPrep Subsidiary.

     Section 3.10   Governmental Authorization.  ComputerPrep and each
                    --------------------------
ComputerPrep Subsidiary have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which ComputerPrep or any ComputerPrep Subsidiary currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of ComputerPrep's or any ComputerPrep Subsidiary's business or the holding of any such interest ((i) and (ii) herein collectively called the "ComputerPrep Authorizations"), and all of such
                         ---------------------------
ComputerPrep Authorizations are in full force and effect, except where the failure to obtain or have any such ComputerPrep Authorizations would not reasonably be expected to have a Material Adverse Effect on ComputerPrep.

     Section 3.11   Title and Condition of Personal Property.  Each of
                    ----------------------------------------
ComputerPrep and each ComputerPrep Subsidiary has good title to all personal property owned by it and reflected in the Reference Balance Sheet or acquired after the Reference Balance Sheet Date (other than property sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character or claims thereto, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Reference Balance Sheet, and (iv) as set forth in Section 3.11 of the Sellers Disclosure Schedule. The personal property
         ------------
and equipment of ComputerPrep and each ComputerPrep Subsidiary that is used in the operations of its business are in all material respects in good operating condition and repair. All properties used in the operations of ComputerPrep and each ComputerPrep Subsidiary are reflected in the Reference Balance Sheet to the extent GAAP require the same to be reflected.

     Section 3.12   Real and Leased Property.  Neither ComputerPrep nor any
                    ------------------------
ComputerPrep Subsidiary owns any fee simple interest in real property. Neither ComputerPrep nor any ComputerPrep Subsidiary leases or subleases any real property other than as set forth on Section 3.12 of the Sellers Disclosure
                                    ------------
Schedule.  Section 3.12 of the Sellers Disclosure Schedule sets forth the street
           ------------
address of each parcel of real property leased or subleased by ComputerPrep or any ComputerPrep Subsidiary (the "Leased Property"). The Selling Entities have
                                  ---------------
previously delivered to Buyer a true and complete copy of all of the lease and sublease agreements, as amended to date (the "Leases"), relating to the Leased
                                              ------
Property, except for an oral agreement relating to the use of a portion of the Leased Property by Assessment Solutions, Inc. ("ASI"). Each of ComputerPrep and
                                                ---
each ComputerPrep Subsidiary currently enjoys a peaceful and undisturbed possession of the Leased Property held by it and not subleased to others. To the knowledge of the Selling Entities, all improvements located within the Leased Property (but excluding fixtures and structural portions of the improvements) are in a state of good maintenance and repair and in a condition adequate and suitable for the effective conduct therein of the business conducted by ComputerPrep or any ComputerPrep Subsidiary. Except for Xerox Corporation and ASI, to the knowledge of the Selling Entities, no person other than ComputerPrep or any ComputerPrep Subsidiary has any right to use or occupy any part of the Leased Property, whether pursuant to sublease, license or otherwise. To the knowledge of the Selling Entities, the Leases are valid, binding and in full force and effect. Except as set forth in Schedule 3.12, all
                                                              -------------
rent and other sums and charges payable thereunder are current, no written notice of default or termination under any of the Leases is outstanding, no termination event or condition or uncured material default on the part of ComputerPrep or any ComputerPrep Subsidiary or, to the knowledge of the Selling Entities, on the part of the landlord or sublandlord, as the case may be, thereunder, exists under the Leases, and to the knowledge of the Selling Entities, no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. In the event that any of the Leases is a sublease, ComputerPrep or a ComputerPrep Subsidiary, as the case may be, as sublessee or sublessor, as the case may be, has obtained the required consent of the prime landlord to such sublease, and to the knowledge of the Selling Entities such prime lease is in full force and effect, there are no outstanding uncured written notices of material default or termination, and to the knowledge of the Selling Entities no right of ComputerPrep or any ComputerPrep Subsidiary in any such sublease conflicts with such prime lease. All of the Leased Property is used in the conduct of ComputerPrep's or a ComputerPrep Subsidiary's business, except for the Leased Property used by Xerox Corporation and ASI.

     Section 3.13   Intellectual Property.
                    ---------------------

          (a)  Section 3.13(a) of the Sellers Disclosure Schedule sets forth a
               ---------------
list of all material foreign and domestic patents, patent applications, patent rights, trademarks, service marks, trade names, brands and copyrights used by ComputerPrep and each ComputerPrep Subsidiary in the operation of their respective business or operations, other than desktop computer software licenses.

          (b)  Except as set forth in Section 3.13(b) of the Sellers Disclosure
                                      ---------------
Schedule, ComputerPrep and each ComputerPrep Subsidiary owns or has the right to use, pursuant to franchise, license, sublicense, contract, agreement, or permission, all of the patents, patent rights, trademarks, trade names, service marks, brands, copyrights, and any applications therefor, maskworks, net lists, URLs, domain names, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, the "Intellectual Property") necessary
                                            ---------------------
for the conduct of its business as currently conducted by it, except where the failure to own or have the right to use such Intellectual Property would not have a Material Adverse Effect. Except as set forth in Section 3.13(b) of the
                                                        ---------------
Sellers Disclosure Schedule, all applicable fees, royalties and other amounts due and payable by ComputerPrep or any ComputerPrep Subsidiary to any person or to ComputerPrep or any ComputerPrep Subsidiary by any person in respect of such Intellectual Property have been paid, except where the failure to pay would not have a Material Adverse Effect on ComputerPrep.

          (c)  Except for third party licenses listed in Section 3.13(c) of the
                                                         ---------------
Sellers Disclosure Schedule, each of ComputerPrep and each ComputerPrep Subsidiary is either the sole and exclusive owner of its Intellectual Property including, but not limited to, those listed or described on the Sellers Disclosure Schedule, or has the right to the use thereof for the material covered thereby in connection with the services or products in respect to which they have been or are now being used.

          (d)  Except as set forth in Section 3.13(d) of the Sellers Disclosure
                                      ---------------
Schedule, none of the Selling Entities (i) is the subject of any pending litigation or, to the knowledge of the Selling Entities, any claim regarding infringement of or misappropriation or misuse of any Intellectual Property of ComputerPrep, (ii) has knowledge of any such infringement, whether or not claimed by any other person, (iii) has knowledge of any unauthorized use, disclosure, infringement or misappropriation by any other person of the Intellectual Property of ComputerPrep or any ComputerPrep Subsidiary, and (iv) has knowledge of any facts or circumstances which would reasonably lead ComputerPrep to conclude that the continued operation and conduct of any aspect of its or any ComputerPrep Subsidiary's business would result in any such litigation or claim. To the knowledge of the Selling Entities, except as set forth in Section 3.13(d) of the Sellers Disclosure Schedule, there is no other
         ---------------
person that is operating under or otherwise using any name confusingly similar with any trade names, trademarks, service names, service marks, URLs, domain names or logos included in the Intellectual Property owned by ComputerPrep or any ComputerPrep Subsidiary. To the knowledge of the Selling Entities, no Intellectual Property licensed by ComputerPrep or any ComputerPrep Subsidiary from a third party is subject to any outstanding order, judgment, decree or stipulation restricting the use thereof by ComputerPrep or any ComputerPrep

Subsidiary.  Except as set forth in Section 3.13(d) of the Sellers Disclosure
                                    ---------------
Schedule, no Intellectual Property of ComputerPrep or any ComputerPrep Subsidiary is subject to any outstanding order, judgment, decree or stipulation restricting the use thereof by ComputerPrep or any ComputerPrep Subsidiary.

          (e)  Except as set forth in Section 3.13(e) of the Sellers Disclosure
                                      ---------------
Schedule, to the knowledge of the Selling Entities, other than pursuant to confidentiality or similar agreements, no material trade secrets included in the Intellectual Property of ComputerPrep have been disclosed by ComputerPrep to any person other than employees, agents and representatives of the Selling Entities. ComputerPrep has taken such reasonable measures as is appropriate to protect all of its trade secrets, including securing valid written assignments during the last two years from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that ComputerPrep or a ComputerPrep Subsidiary does not already own by operation of law.

     Section 3.14   Taxes.
                    -----

          (a)  Except as set forth in Section 3.14(a) of the Sellers Disclosure
                                      ---------------
Schedule, each of ComputerPrep and each ComputerPrep Subsidiary has duly filed all material Tax Returns (as hereinafter defined) required to be filed at or prior to the Escrow Closing Date, and such Tax Returns were true and correct in all material respects, except where failure to do so would not have a Material Adverse Effect and ComputerPrep or such ComputerPrep Subsidiary paid in full or made adequate provision in the financial statements of ComputerPrep (in accordance with GAAP) for all material Taxes (as hereinafter defined) shown to be due on such Tax Returns except where failure to do so would not have a Material Adverse Effect. The federal income Tax Returns of ComputerPrep are and have been prepared and filed on a consolidated basis with certain other related corporations for federal income tax purposes. Except as set forth in Section
                                                                      -------
3.14(a) of the Sellers Disclosure Schedule, as of the date hereof (i) neither
-------
ComputerPrep nor any ComputerPrep Subsidiary has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (ii) no claim for Taxes has become a lien against the property of ComputerPrep or any ComputerPrep Subsidiary or is being asserted against ComputerPrep or any ComputerPrep Subsidiary other than liens for Taxes not yet due and payable, (iii) to the knowledge of the Selling Entities no audit of any Tax Return of ComputerPrep or any ComputerPrep Subsidiary is being conducted by a Tax authority, (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted to ComputerPrep or any ComputerPrep Subsidiary and is currently in effect, and (v) there is no agreement, contract or arrangement to which ComputerPrep or any ComputerPrep Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Sections 280G or 404 of the Code. Neither ComputerPrep nor any ComputerPrep Subsidiary has agreed or been required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Escrow Closing Date.

          (b)  For the purposes of this Agreement, "Taxes" shall mean all taxes,
                                                    -----
charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return,
                                          ----------
report, information return or other document (including any related or supporting information) filed or required to be filed with a Governmental Entity with respect to Taxes.

     Section 3.15   Environmental Matters.
                    ---------------------

          (a)  The following terms shall be defined as follows:

               (i)   "Environmental and Safety Laws" shall mean any federal,
                      -----------------------------
     state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

               (ii)  "Property" shall mean all real property leased or owned by
                      --------
     ComputerPrep or any ComputerPrep Subsidiary either currently or in the past.

               (iii) "Facilities" shall mean all buildings and improvements on
                      ----------
     the Property of ComputerPrep or any ComputerPrep Subsidiary.

          (b) (i) Neither ComputerPrep nor any ComputerPrep Subsidiary has received written notice during the past two years of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws;
(ii) no written notices, administrative actions or suits are pending or, to the knowledge of the Selling Entities, threatened relating to a violation of any Environmental and Safety Laws; and (iii) to the knowledge of the Selling Entities, neither ComputerPrep nor any ComputerPrep Subsidiary is in violation of any Environmental and Safety Law except where the violation would not reasonably be expected to have a Material Adverse Effect on ComputerPrep.

     Section 3.16   Major Customers and Suppliers.  Section 3.16 of the Sellers
                    -----------------------------   ------------
Disclosure Schedule lists (i) the top 25 customers (by revenue based on an aggregate of fiscal 1998, 1999 and first two quarters of 2000) of ComputerPrep in each of the following categories: (A) Corporate; (B) Education, and (C) Learning Centers; and (ii) all suppliers of goods or services to ComputerPrep by which ComputerPrep was billed over $25,000 for the last twelve months.

     Section 3.17    List of Accounts.  Set forth in Section 3.17 of the Sellers
                     ----------------                ------------
Disclosure Schedule is: (a) the name and address of each bank or other institution in which ComputerPrep or any ComputerPrep Subsidiary maintains an account (cash, securities or other) or safe deposit box; (b) the name, phone number and telefax number of the contact person at such bank or institution and
(c) the account number of the relevant account, a description of the type of account and a list of the authorized signatories on such account.

     Section 3.18   Employment Agreements. Section 3.18 of the Sellers
                    ---------------------  ------------
Disclosure Schedule contains the names, start dates (where available), contract dates, job descriptions, and annual salary rates of all officers, directors and employees of ComputerPrep or any ComputerPrep Subsidiary. Section 3.18 of the
                                                          ------------
Sellers Disclosure Schedule contains a list of all material employee policies, employee manuals or other written statements of rules or policies as to hiring practices and procedures, working conditions, vacation and sick leave, a complete copy of each of which has been made available to Buyer. To the knowledge of the Selling Entities, except as set forth in Section 3.18 of the
                                                          ------------
Sellers Disclosure Schedule, there are no employment, consulting, severance or indemnification arrangements, agreements or understandings between ComputerPrep or any ComputerPrep Subsidiary and any officer, director, consultant or employee including, without limitation, any contracts to employ executive officers, any severance, change in control or similar arrangements with any officers or employees of ComputerPrep or any ComputerPrep Subsidiary that will result in any obligation (absolute or contingent) of ComputerPrep or any ComputerPrep Subsidiary to make any payment to any officer or employee of ComputerPrep or any ComputerPrep Subsidiary following either the consummation of the transactions contemplated hereby, termination of employment, or both ("ComputerPrep
                                                          ------------
Employment Agreements").
---------------------

     Section 3.19   Employment Benefit Plans.
                    ------------------------

          (a)  Section 3.19(a) of the Sellers Disclosure Schedule lists, with
               ---------------
respect to ComputerPrep, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) currently maintained, sponsored or contributed to or required to be contributed to by ComputerPrep, (ii) each loan by ComputerPrep to a non-officer employee in excess of $10,000, loans by ComputerPrep to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of ComputerPrep and that do not generally apply to all employees, and
(v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of ComputerPrep of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of ComputerPrep (together, the "ComputerPrep Employee Plans").

          (b)  Except as disclosed in Section 3.19(b) of the Sellers Disclosure
                                      ---------------
Schedule, the Selling Entities have, with respect to any ComputerPrep Employee Plan intended to be qualified under Section 401(a) of the Code, either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. The Selling Entities have also furnished Buyer with the most recent Internal Revenue Service determination letter issued with respect to each such ComputerPrep

Employee Plan, if any, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any ComputerPrep Employee Plan intended to be subject to Code Section 401(a).

          (c) Except as disclosed in Section 3.19(c) of the Sellers Disclosure
                                     ---------------
Schedule, (i) none of the ComputerPrep Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) none of ComputerPrep, or any trade or business (whether or not incorporated) which is treated as a single employer with ComputerPrep (an "ERISA Affiliate") has
                                                    ---------------
engaged in a "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, and, to the knowledge of the Selling Entities, no other party has engaged in a "prohibited transaction" with respect to any ComputerPrep Employee Plan, for which no exemption exists; (iii) each ComputerPrep Employee Plan has been administered substantially in accordance with its terms and in substantial compliance with the requirements prescribed by any applicable statutes, rules and regulations (including applicable provisions of ERISA and the Code), and ComputerPrep and each ERISA Affiliate have performed substantially all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the ComputerPrep Employee Plans; (iv) to the knowledge of the Selling Entities, neither ComputerPrep nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the ComputerPrep Employee Plans, other than obligations for the payment of benefits in the normal operation of the Plan; (v) all material contributions required to be made by ComputerPrep and each ERISA Affiliate to any ComputerPrep Employee Plan have been made on a timely basis and any accruals required by GAAP for contributions to each ComputerPrep Employee Plan for the current plan years are reflected on the financial statements of ComputerPrep;
(vi) with respect to each ComputerPrep Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred with respect to any ComputerPrep Employee Plan subject to Title IV of ERISA; (vii) none of ComputerPrep nor any ERISA Affiliate has incurred any liability under Title IV of ERISA or Section 412 of the Code and
(viii) no ComputerPrep Employee Plan which is subject to Title IV or ERISA has an "unfunded benefit liability" within the meaning of Section 4001(a)(18) of ERISA. With respect to each ComputerPrep Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, ComputerPrep or an ERISA Affiliate has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such ComputerPrep Employee Plan, except where the failure to so file, distribute or post would not have a Material Adverse Effect. Except as disclosed in Section 3.19(c) of the Sellers Disclosure Schedule, no suit,
             ---------------
administrative proceeding, action or other litigation has been brought, or to the knowledge of the Selling Entities is threatened, against or with respect to any such ComputerPrep Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither ComputerPrep nor any ERISA Affiliate has any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in
Section 3(37) of ERISA.   Each ComputerPrep Employee Plan can be amended,
terminated or otherwise
discontinued after Final Closing in accordance with its terms without material liability (other than expenses typically incurred in a termination event). The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee of ComputerPrep or any ERISA Affiliate to severance benefits or any other payment, except as provided by this Agreement or the schedules attached hereto.

          (d) With respect to each ComputerPrep Employee Plan, ComputerPrep has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder,
(ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996.

          (e)  Except as set forth in Section 3.19(e) of the Sellers Disclosure
                                      ---------------
Schedule, consummation of the transactions contemplated by this Agreement will not entitle any current or former employee of ComputerPrep or any other ERISA Affiliate to severance benefits or any other payment, except for vesting, or increase the amount of compensation due any such employee or service provider.

          (f)  Except as disclosed in Section 3.19(f) of the Sellers Disclosure
                                      ---------------
Schedule, there has been no amendment to, written interpretation or announcement (whether or not written) by ComputerPrep or other ERISA Affiliate relating to, or change in participation or coverage under, any ComputerPrep Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in ComputerPrep's financial statements, other than increases resulting from premium increases or the employment of additional employees, in each case in the ordinary course of business.

     Section 3.20   Labor Matters.  Except as set forth in Section 3.20 of the
                    -------------                          ------------
Sellers Disclosure Schedule, (a) neither ComputerPrep nor any ComputerPrep Subsidiary is a party to or otherwise bound by any collective bargaining agreement or other labor union contract and to the knowledge of the Selling Entities currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect ComputerPrep or such ComputerPrep Subsidiary; (b) there are no controversies, strikes, slowdowns, work stoppages or labor disturbances pending or to the knowledge of the Selling Entities threatened between ComputerPrep, any ComputerPrep Subsidiary and any of their respective employees, and neither ComputerPrep nor any ComputerPrep Subsidiary has experienced any such controversy, strike, slowdown, work stoppage or labor disturbances within the past three years; (c) neither ComputerPrep nor any ComputerPrep Subsidiary has ever been a party to any collective bargaining or union contract; (d) there are no pending claims against ComputerPrep or any ComputerPrep Subsidiary under any workers' compensation plan or policy or for long-term disability; (e) to the knowledge of the Selling Entities, neither ComputerPrep nor any ComputerPrep Subsidiary has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder; (f) each of ComputerPrep and each ComputerPrep Subsidiary is currently in material compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental

Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of ComputerPrep or any ComputerPrep Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (g) each of ComputerPrep and each ComputerPrep Subsidiary has paid in full to all their respective employees or adequately accrued for in accordance with GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, including all compensation owing and due for over-time work; (h) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or to the knowledge of the Selling Entities threatened before any Governmental Entity with respect to any Persons currently or formerly employed by ComputerPrep or any ComputerPrep Subsidiary; (i) neither ComputerPrep nor any ComputerPrep Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (j) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or to the knowledge of the Selling Entities threatened with respect to ComputerPrep or any ComputerPrep Subsidiary; (k) to the knowledge of the Selling Entities, there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which ComputerPrep or any ComputerPrep Subsidiary has employed or currently employs any Person; (l) to the knowledge of the Selling Entities each of ComputerPrep and each ComputerPrep Subsidiary is in compliance in all material respects with the requirements of the Americans With Disabilities Act and any similar law of any Government Entity to the extent it is primarily responsible for such compliance; and (m) each of ComputerPrep and each ComputerPrep Subsidiary to which it is applicable is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN")
                                                                         ----
and each has no liabilities pursuant to WARN.

          Except as set forth in Section 3.20 of the Sellers Disclosure
                                 ------------
Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any severance benefits or any other payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former director or employee of ComputerPrep or any ComputerPrep Subsidiary or any other ERISA Affiliate, (ii) increase any benefits otherwise payable by ComputerPrep or any ComputerPrep Subsidiary or
(iii) result in the acceleration of the time of payment or vesting of any such benefits, or any options or warrants to purchase ComputerPrep capital stock, or any increase in the amount of compensation of benefits due any such person.

     Section 3.21   Contracts and Commitments.  Section 3.21 of the Sellers
                    -------------------------   ------------
Disclosure Schedule contains a complete and accurate list of all contracts and agreements (including, without limitation, oral and informal arrangements, but excluding agreements between ComputerPrep and any ComputerPrep Subsidiary or among ComputerPrep Subsidiaries and excluding ComputerPrep's 401(k) Plan) of the following categories to which ComputerPrep or any ComputerPrep Subsidiary is a party or by which it is bound as of the date of this Agreement: (a) contracts or arrangements involving the payment of amounts in excess of $25,000 per year;

(b) contracts to effect any merger of ComputerPrep or any ComputerPrep subsidiary; (c) guaranties of any obligation for borrowed money or otherwise, other than endorsements made for collection; (d) contracts which prohibit ComputerPrep from freely engaging in business anywhere in the world; and (e) any joint venture or partnership contract or arrangement or other agreement involving the sharing of profits or expenses.

          True copies of the written contracts identified in Section 3.21 of the
                                                             ------------
Sellers Disclosure Schedule have been made available to Buyer.

     Section 3.22   Absence of Breaches or Defaults. Neither ComputerPrep nor
                    -------------------------------
any ComputerPrep Subsidiary is and, to the knowledge of the Selling Entities, no other party is, in default under, or in breach or violation of, any contract to which ComputerPrep or any ComputerPrep Subsidiary is a party, including, without limitation, those identified on Section 3.21 of the Sellers Disclosure Schedule
                                ------------
and, to the knowledge of the Selling Entities, no event has occurred which, with the giving of notice or passage of time or both would constitute a default under any contract identified on Section 3.21 of the ComputerPrep Disclosure Schedule,
                           ------------
except in each case set forth above for defaults, breaches, violations or events which, individually or in the aggregate, would not have a Material Adverse Effect on ComputerPrep or any ComputerPrep Subsidiary. To the knowledge of the Selling Entities, other than contracts which have terminated or expired in accordance with their terms, each of the contracts identified on Section 3.21 of
                                                                 ------------
the ComputerPrep Disclosure Schedule is valid, binding and enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law)) and is in full force and effect, and assuming all consents required by the terms thereof or applicable law have been obtained, such contracts will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, in each case except where the failure to be valid, binding, enforceable and in full force and effort would not, individually or in the aggregate, have a Material Adverse Effect on ComputerPrep. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting ComputerPrep or any ComputerPrep Subsidiary (except for the execution or consummation of this Agreement) to accelerate, or which does accelerate, the maturity of any indebtedness for borrowed money affecting ComputerPrep or any ComputerPrep Subsidiary, except as set forth in Section 3.22 of the Sellers Disclosure
                                   ------------
Schedule.

     Section 3.23   Interested Party Transactions. Except as set forth in
                    -----------------------------
Section 3.23 of the Sellers Disclosure Schedule, neither ComputerPrep nor any
------------
ComputerPrep Subsidiary is indebted to any director, officer, employee or agent of ComputerPrep or any ComputerPrep Subsidiary (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to ComputerPrep or any ComputerPrep Subsidiary. Except as set forth in Section 3.23 of the Sellers Disclosure Schedule, no affiliate of
             ------------
ComputerPrep or any ComputerPrep Subsidiary has any interest in any material property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to ComputerPrep or any ComputerPrep Subsidiary.

     Section 3.24   Compliance With Applicable Law. Each of ComputerPrep and
                    ------------------------------
each ComputerPrep Subsidiary holds all governmental licenses, franchises, permits and authorizations which (a) are necessary for it to engage in the business currently conducted by it and (b) if not possessed by ComputerPrep or such ComputerPrep Subsidiary would have a Material Adverse Effect. To the knowledge of the Selling Entities, each of ComputerPrep and each ComputerPrep Subsidiary has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to ComputerPrep or such ComputerPrep Subsidiary except where the failure to do so would not have a Material Adverse Effect, and the Selling Entities have not received written notice within the past two years of any violations of any of the above.

     Section 3.25   Insurance.  Section 3.25 of the Sellers Disclosure Schedule
                    ---------   ------------
sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to ComputerPrep and each ComputerPrep Subsidiary.

     Section 3.26   Brokers.  Neither Selling Entity nor any of their respective
                    -------
officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     Section 3.27   Minute Books.  The minute books of ComputerPrep and each
                    ------------
ComputerPrep Subsidiary made available to Buyer contain a summary of all of their records of meetings of directors and shareholders or actions by written consent since the time of incorporation of ComputerPrep and each ComputerPrep Subsidiary through the date of this Agreement.

     Section 3.28   Accounts and Notes Receivable.  Subject to any reserves set
                    -----------------------------
forth on the Reference Balance Sheet, the accounts receivable and the notes receivable shown on the Reference Balance Sheet represent and will represent bona fide claims arising in the ordinary course of business against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. Subject to any reserves set forth on the Reference Balance Sheet, such accounts receivable and notes receivable are collectible by ComputerPrep or the appropriate ComputerPrep Subsidiary in the ordinary course of business. The amount carried for doubtful accounts and allowances disclosed in the Reference Balance Sheet is sufficient to provide for any losses which may be sustained on realization of the accounts receivable and notes receivable.

     Section 3.29   Employee Nondisclosure and Assignment of Inventions
                    ---------------------------------------------------
Agreements.  Except as set forth in Section 3.29 of the Sellers Disclosure
----------                          ------------
Schedule, for at least the past two years each employee of ComputerPrep and each ComputerPrep Subsidiary who has access to confidential information has executed and delivered to the Company the standard employee confidentiality and assignment of inventions agreement in the form previously delivered to Buyer.

     Section 3.30   Certain Payments. Since January 1, 1995, to the knowledge of
                    ----------------
the Selling Entities, none of ComputerPrep, any ComputerPrep Subsidiary, nor any officer, agent or employee of ComputerPrep or any ComputerPrep Subsidiary or, to the knowledge of the Selling

Entities, any other person affiliated with or acting on behalf of ComputerPrep or any ComputerPrep Subsidiary has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any applicable law, rule or regulation to any person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of ComputerPrep or any ComputerPrep Subsidiary, or (b) established or maintained any fund or material asset that has not been recorded in the books and records of the Company.

     Section 3.31   Intercompany Payables. As of the date of this Agreement, the
                    ---------------------
accounts payable of ComputerPrep owing to Parent or its affiliates, net of the accounts receivable of ComputerPrep from Parent or its affiliates, is no greater than $12,000.

     Section 3.32   Representations Complete.  None of the representations or
                    ------------------------
warranties made by the Selling Entities herein or in any Schedule hereto, including the Sellers Disclosure Schedule, or certificate furnished by the Selling Entities at the Escrow Closing pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. All representations and warranties of the Selling Entities are made herein or in the Schedules hereto or certificates furnished pursuant hereto at the Escrow Closing, and there are no implied representations or warranties.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                   OF BUYER

          Buyer hereby represents and warrants to each of the Selling Entities that, except as set forth in the disclosure schedule attached hereto (the "Buyer
                                                                           -----
Disclosure Schedule"):
-------------------

     Section 4.1    Corporate Organization.  Buyer is a corporation duly
                    ----------------------
organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has the corporate power and authority to own or lease its properties and assets and to carry on its businesses as they are now being conducted, and is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by them makes such qualification necessary, except where the failure to be so qualified (i) would not individually or in the aggregate have a Material Adverse Effect or (ii) would not adversely affect the ability of Buyer to consummate the transactions contemplated hereby. The copies of the Certificate of Incorporation and Bylaws of Buyer which have previously been made available to the Selling Entities are true and correct copies of such documents as in effect as of the date of this Agreement.

     Section 4.2    Authority; No Violation.
                    -----------------------

          (a) Buyer has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board of Directors of Buyer has unanimously approved this

Agreement and all transactions contemplated. No other corporate proceedings on the part of Buyer are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and documents to be entered into in connection herewith have been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Selling Entities) constitute valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

          (b)  Except as set forth in Section 4.2(b) of the Buyer Disclosure
                                      --------------
Schedule, neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Buyer, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Buyer under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which it or any of its properties or assets may be bound or affected.

     Section 4.3    Subsidiaries.  Section 4.3 of the Buyer Disclosure Schedule
                    ------------   -----------
sets forth a list of all entities in which Buyer has an equity interest ("Subsidiaries"). Except as set forth in Section 4.3 of the Buyer Disclosure
  ------------                            -----------
Schedule, Buyer owns directly or indirectly all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions) of each of such Subsidiaries.

     Section 4.4    Consents and Approvals. Neither the execution and delivery
                    ----------------------
of this Agreement by Buyer nor the consummation of the transactions contemplated hereby will require any action or consent or approval of, or review by, or registration or filing by Buyer or any of its affiliates with, any third party or any Governmental Entity, other than (i) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement or (ii) consents or approvals of any Governmental Entity set forth in
Section 4.4 to the Buyer Disclosure Schedule, except for those which would not,
-----------
individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole or a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated hereby.

     Section 4.5    Financial Information and SEC Reports. Since January 1,
                    -------------------------------------
1997, Buyer has timely filed all forms, reports and documents with the Securities and Exchange Commission required to be filed by it under the Securities Exchange Act of 1934, as amended ("Exchange

Act") through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). Buyer has delivered or made available to Parent true and complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in Buyer's business, properties, results of operations or condition (financial or otherwise) since the date of Buyer's most recent Annual Report on Form 10-K for the fiscal year ended July 31, 1999 which have not been disclosed in Buyer's SEC Reports or to Parent in writing. The audited and unaudited consolidated balance sheets of Buyer contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto and
(ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of Buyer at the dates indicated and the consolidated results of operations and cash flows for the periods then ended. Since July 31, 1999, except as disclosed in the SEC Reports, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations, of Buyer except in the ordinary course of business.

     Section 4.6    Issuance of Shares.  All shares of Common Stock to be issued
                    ------------------
to Parent pursuant to this Agreement will, when issued pursuant to the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable.

     Section 4.7    Brokers.  Neither Buyer nor any of its officers or directors
                    -------
has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

     Section 4.8    Vote Required.  No approval of the stockholders of Buyer is
                    -------------
necessary to approve this Agreement and the transactions contemplated hereby.

     Section 4.9    Representations Complete.  None of the representations or
                    ------------------------
warranties made by Buyer herein or in any Schedule hereto, including the Buyer Disclosure Schedule, or certificate furnished by the Parent pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     Section 5.1    Public Disclosure.  Unless otherwise permitted by this
                    -----------------
Agreement, Parent and Buyer shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

     Section 5.2    HSR Act; Transfer Taxes.  Buyer and Parent shall use their
                    -----------------------
best efforts to file as soon as practicable notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in
                                                            -------
connection with the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters. Buyer shall be responsible for paying the $45,000 filing fee in connection with the filings under the HSR Act. Buyer shall also be responsible for any transfer taxes related to the transfer of the ComputerPrep Shares under this Agreement.

     Section 5.3    Consents; Cooperation.
                    ---------------------

          (a) Each of Parent and Buyer shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transaction contemplated by this Agreement (including, but not limited to, filings under the HSR Act), and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with this Agreement for the assignment thereof or otherwise; provided, however, the Selling Entities shall not be obligated to obtain the consents listed on
Schedule 3.4 as a condition to closing or otherwise. The parties hereto will
------------
consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any other federal or state antitrust or fair trade law.

          (b) Notwithstanding anything to the contrary in Section 5.3(a), neither Parent nor Buyer or any of their respective subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation.

     Section 5.4    Legal Requirements.  Each of Parent and Buyer will, and will
                    ------------------
cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which have been or which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

  Section 5.5     Blue Sky Laws.  Buyer shall take such steps as may be
                  -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Buyer Shares in connection with this Agreement. Parent shall use its best efforts to assist Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Buyer Shares in connection with this Agreement.

  Section 5.6     Best Efforts and Further Assurances.  Each of the parties to
                  -----------------------------------
this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to the Final Closing under this Agreement and to fulfill or cause to be fulfilled any agreements or covenants to occur after the Final Closing. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

  Section 5.7     Covenant of Non-Competition.  Parent agrees that, for a period
                  ----------------------------
of three (3) years from and after the Final Closing Date, neither it nor any of its affiliates will, anywhere within the United States, directly or indirectly, solicit any of the top 75 customers of ComputerPrep, as listed on Schedule 5.7, in each of the categories of Learning Centers, Education and Corporate, for purposes of selling IT coursebooks or other IT courseware in print or CD format (excluding any product sold by Discoverware, Inc.), without the prior written permission of Buyer. The parties agree that if a customer listed on Schedule
5.7 is a division of a multidivisional entity, the restrictions set forth in this Section 5.7 shall be limited to that division and its geographic area. In the event that the provisions of this Section 5.7 should ever be deemed to exceed the time, geographic, product or other limitations permitted by applicable law then such provisions shall be deemed reformed to the maximum time, geographic, product or other limitations permitted by applicable law. Parent specifically acknowledges and agrees that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of Buyer and that Buyer would not have entered into this Agreement in the absence of such restrictions, that any violation of such restrictions will result in irreparable injury to Buyer and that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, Buyer, in addition to any other remedy available to it, shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving actual damages.

  Section 5.8     Tax Related Matters.  Parent shall prepare or cause to be
                  --------------------
prepared and file or cause to be filed all income Tax Returns for ComputerPrep and any ComputerPrep Subsidiaries for all taxable periods ending on or prior to the Final Closing which are filed after the Final Closing. Buyer shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns (other than income Tax Returns) of ComputerPrep and any ComputerPrep Subsidiaries for all periods ending on or prior to the Final Closing which are filed after the Final Closing and all periods beginning before the Final Closing and ending after the Final Closing. Buyer, Parent and ComputerPrep shall cooperate with each other fully in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Buyer, Parent and ComputerPrep agree to furnish or cause to be furnished to each other as promptly as practicable all information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of the material provided, as is reasonably necessary for the filing of Tax Returns pursuant to this Section. Buyer, Parent and ComputerPrep agree to retain all books and records with respect to Tax matters pertinent to ComputerPrep and any ComputerPrep Subsidiaries relating to any taxable period beginning before the Final Closing until the expiration of the statute of limitations of the respective taxable periods and to abide by all record retention agreements entered into with any taxing authority. Because ComputerPrep and any ComputerPrep Subsidiaries will become members of Buyer's consolidated group for federal income tax purposes as of the Final Closing, the parties agree that the taxable year of ComputerPrep and any ComputerPrep Subsidiaries shall close as of the Final Closing.

  Section 5.9     Collection of Accounts Receivable.  Buyer agrees to use
                  ----------------------------------
reasonable efforts to collect the accounts receivable of ComputerPrep existing on the Escrow Closing Date (the "Closing Receivables"). Buyer agrees that any
                                 -------------------
Closing Receivables which have not been collected by Buyer within 180 days of the Escrow Closing Date shall be assigned at that time by Buyer to Parent. Buyer also agrees to provide Parent a monthly report during that 180-day period on the aging of the Closing Receivables. Any uncollected Closing Receivables which are not assigned by Buyer to Parent pursuant to this Section shall not be eligible to be the basis for an indemnification claim by Buyer pursuant to
Article IX.

  Section 5.10    Retirement Plan.  The parties agree that, effective as of the
                  ----------------
Final Closing, ComputerPrep will no longer be the "adopting employer" with respect to the Drake Employee Savings Plan and that salary deferrals of employees of ComputerPrep relating to compensation paid after Final Closing will not be contributed to the Drake Employee Savings Plan. ComputerPrep and Drake Office Overload, Inc., sponsor of the Drake Employee Savings Plan, shall execute and deliver such instruments and do and perform such acts as may be necessary or desirable to accomplish the intent of the preceding sentence.

  Section 5.11    Contracts With Parent.  The parties agree that each of the
                  ----------------------
arm's length contracts between Parent, its affiliates and subsidiaries, and ComputerPrep which were negotiated in good faith shall be amended after the Escrow Closing Date so as (i) to extend each such agreement for at least three years from the Final Closing Date, (ii) to cover all products and services of ComputerPREP, Buyer and their respective subsidiaries and affiliates, (iii) to cover the United Kingdom, Switzerland, Australia, New Zealand, Malaysia, Hong Kong, Singapore, the United States, Canada and South Africa, and (iv) to include a provision that such contract will automatically be extended after that initial period for additional one-year terms unless either party gives a notice of termination at least 90 days prior to the scheduled termination date for such contract. Any contracts which were not negotiated at arm's length will be mutually renegotiated in good faith by the parties.

  Section 5.12    ASI License Agreement.  As soon as practicable after the
                  ----------------------
Escrow Closing Date, Parent shall cause ASI to enter into a nonexclusive United States license agreement with Buyer for the license of the web@ssessor program
                                                           -----------
for a period of three (3) years on terms to be mutually agreed upon.

                                   ARTICLE VI
                       CONDITIONS TO BUYER'S OBLIGATIONS

          The obligation of Buyer to consummate the transactions provided for hereby is also subject to the satisfaction or waiver by Buyer at or prior to the Final Closing Date of the following conditions:

  Section 6.1     Injunctions or Restraints on Conduct of Business.  No
                  ------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision prohibiting the Final Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

  Section 6.2     Resignation of Officers and Directors.  Such members of the
                  --------------------------------------
boards of directors and such officers of ComputerPrep as are designated in writing by Buyer prior to the Final Closing shall have tendered, effective at the Final Closing, their resignations as such officers and directors.

  Section 6.3     HSR Act.  The waiting period applicable to the consummation of
                  --------
the transactions contemplated by this Agreement shall have expired or been terminated.

  Section 6.4     Delivery of Books and Records.  Parent shall have delivered to
                  ------------------------------
Buyer physical possession of (i) the original minute books, stock books and corporate seals of ComputerPrep and (ii) all books and records, tangible personal property, assets, permits, policies, contracts, plans, leases or other instruments owned by or pertaining to ComputerPrep that are in possession of any of the Selling Entities.

                                  ARTICLE VII
             CONDITIONS TO THE OBLIGATIONS OF THE SELLING ENTITIES

          The obligation of the Selling Entities to consummate the transactions provided for hereby is also subject to the satisfaction or waiver by the Selling Entities at or prior to the Final Closing Date of the following conditions:

  Section 7.1     Injunctions or Restraints on Conduct of Business.  No
                  ------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision prohibiting the Final Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

  Section 7.2     HSR Act.  The waiting period applicable to the consummation of
                  --------
the transactions contemplated by this Agreement shall have expired or been terminated.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

  Section 8.1     Termination.  This Agreement may be terminated at any time
                  ------------
prior to the Final Closing Date:

     (a) by mutual consent of the Buyer and Parent in a written instrument;

     (b) by either Parent or Buyer upon written notice to the other party if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the transactions contemplated hereby; or

     (c) by either Parent or Buyer if the Final Closing shall not have been consummated on or before August 3, 2000 unless the failure of the Final Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

  Section 8.2     Effect of Termination.  In the event of termination of this
                  ----------------------
Agreement by either the Selling Entities or Buyer as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except that (i) each of Sections 5.1, 8.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.8 and 10.9 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

  Section 8.3     Amendment.  This Agreement may not be amended except by an
                  ----------
instrument in writing signed on behalf of each of the parties hereto.

  Section 8.4     Extension; Waiver.  At any time prior to the Final Closing
                  ------------------
Date, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                                   INDEMNITY

  Section 9.1     Survival of Representations and Covenants.  All
                  ------------------------------------------
representations and warranties of the parties contained in this Agreement or expressly incorporated herein by reference shall survive the Final Closing hereunder and any investigation made by or on behalf of any party hereto until the second anniversary of the Final Closing Date, except for (i) the representations and warranties set forth in Section 3.14 which shall survive until all tax liabilities of ComputerPrep are decided by final determination of the Internal Revenue Service, judicial decision or upon expiration of the statute of limitations, taking in account any waiver or extension of such applicable statute of limitations and (ii) the representations and warranties set forth in Sections 3.1, 3.3, 3.15 and 3.19, which shall survive indefinitely. A claim for indemnification under this Article IX for breach of a representation or warranty may be brought at any time provided that the representation or warranty on which such claim is based continues to survive at the time a Certificate relating to such claim has been delivered in accordance with Section
9.4 hereof and if such Certificate is delivered within such period all rights to indemnification with respect to such claim shall continue in force and effect. All covenants and obligations of the parties under this Agreement shall survive until performed in full.

  Section 9.2     Indemnification.
                  ----------------

     (a) By Parent.  Subject to Sections 9.3 and 9.5 below, Parent agrees to
         ---------
indemnify and hold Buyer, and their respective subsidiaries, affiliates, officers, directors and employees harmless from and against any and all damages, costs, expenses, liabilities, causes of action, or claims (including reasonable attorneys' fees and costs) (collectively, "Losses") incurred by any of them as a
                                           ------
result of (i) the failure of any representation or warranty made by the Selling Entities in this Agreement to be true and correct as of the Escrow Closing Date or (ii) the breach by any of the Selling Entities of any of their respective covenants or agreements set forth in this Agreement.

     (b) By Buyer.  Subject to Section 9.3 below, Buyer agrees to indemnify and
         --------
hold Parent and employees of Parent harmless from and against any and all Losses incurred by any of them as a result of (i) the failure of any representation or warranty made by Buyer in this Agreement to be true and correct as of the Escrow Closing Date or (ii) the breach by Buyer of any of its covenants or agreements set forth in this Agreement.

  Section 9.3     Determination of Losses.  All Losses hereunder shall be
                  ------------------------
determined net of any (i) Third Party Awards (as defined in this paragraph) and
(ii) Tax Benefits (as defined in this paragraph).  As used herein, "Third Party
                                                                    -----------
Awards" shall mean any actual recoveries from third parties by the party seeking
------
indemnification hereunder (the "Indemnified Party") (including, without
                                -----------------
limitation, from insurance and third party indemnifications) in connection with the claim for which such party is also potentially liable. As used herein, "Tax
                                                                             ---
Benefits" shall mean the present value of any permanent tax related loss,
--------
deduction or credits which Parent's regular auditors determine, in their sole judgment, is proper or allowable under applicable law (computed after taking into account any indemnification payment made, including taxes thereon) in connection with a claim for which the Indemnified Party is potentially liable.

  Section 9.4     Indemnification Procedures.
                  ---------------------------

     (a) Certificate.  As soon as practicable after the incurrence of a Loss or
         -----------
Losses by an Indemnified Party, including, without limitation, any claim by a third party described in Section 9.4(c) hereof, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the Indemnifying Party a certificate (the "Certificate"), which Certificate shall:
                                       -----------

           (i) state that the Indemnified Party has paid or properly accrued Losses, or anticipates that it will incur liability for Losses; and

           (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder.

     (b) Denial of Obligations to Indemnify.  In case the Indemnifying Party
         ----------------------------------
shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within 30 days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect. The Indemnifying Party and the Indemnified Party shall, within the 30-day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party succeed in reaching agreement on their respective rights with respect to any such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall immediately submit such dispute to a court of competent jurisdiction.

     (c) Third Party Claims.  As soon as practicable after receipt by an
         ------------------
Indemnified Party of notice of any claim or the commencement of any action by any third party, the Indemnified Party shall, if a claim in respect thereof is to be made by it under this Article IX, notify the Indemnifying Party in writing of the claim or the commencement of that action. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Article IX for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however,
                                                              --------  -------
any Indemnified Party shall have the right to employ separate counsel in any such claim or action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) such Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel or (iii) the Indemnifying Party has failed to assume the defense of such claim or action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim or action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreements contained herein, shall use its best efforts to cooperate with the Indemnifying Party in the defense of any such claim or action. The Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment or arbitration in favor of the plaintiff in any such claim or action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment or arbitration.

     (d) Agreed Claims.  Claims for Losses specified in any Certificate to which
         -------------
an Indemnifying Party shall not object in writing within thirty (30) days of receipt of such Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 9.4(b) hereof, claims for Losses the validity and amount of which have been the subject of final judicial determination or settlement as contemplated by Section 9.4(b) and/or Section 9.4(c) hereof are hereinafter referred to, collectively as "Agreed Claims".
                                                            -------------
Within ten (10) days of the determination of the amount of any Agreed Claims for which Buyer is entitled to indemnification hereunder, (i) Parent shall pay Buyer an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by Buyer not less than two days prior to such payment, or (ii) if Parent fails to make such payment, or if otherwise directed to do so by Parent, Buyer shall take an amount equal to the Agreed Claim out of the Cash Holdback Fund. Within ten (10) days of the determination of the amount of any Agreed Claims for which Parent is entitled to indemnification hereunder, Buyer shall pay Parent an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by Parent not less than two days prior to such payment.

     (e) Subrogation of Indemnifying Party.  If the Indemnified Party receives
         ---------------------------------
payment or other indemnification from an Indemnifying Party hereunder, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the Indemnifying Party at no expense to the Indemnified Party in enforcing such rights.

  Section 9.5     Limitations on Indemnification.
                  -------------------------------

     (a) No amount shall be payable in indemnification under this Article IX unless the aggregate amount of claims for which the Indemnified Party is entitled to indemnification exceeds One Hundred Thousand Dollars ($100,000) (the "Minimum Amount"); provided, however, the Minimum Amount shall not apply to any
 --------------
Claim based on fraud; and provided, further, on the nine-month anniversary of the Final Closing, the Minimum Amount shall be increased to One Million Dollars ($1,000,000). In the event that the claims exceed the

Minimum Amount, the Indemnified Party shall be entitled to seek indemnifications only for the aggregate amount of the claims which exceed the Minimum Amount.

     (b) In the absence of fraud, no Indemnifying Party's liability under this
Article IX shall exceed in the aggregate Five Million Dollars ($5,000,000) (the "Indemnification Cap").
 -------------------

     (c) Buyer agrees that, after Parent has obtained, or Buyer has obtained pursuant to Section 9.6(iii), the Representation and Warranties Insurance (as defined below), and after Buyer has recovered from Parent in Agreed Claims an amount equal to One Million Dollars ($1,000,000) less the Minimum Amount, Buyer shall only seek recovery from the insurer under the Representation and Warranties Insurance.

  Section 9.6     Representations and Warranties Insurance.  Parent, at its sole
                  -----------------------------------------
expense, shall obtain and pay for representations and warranties liability insurance ("Representation and Warranties Insurance") providing liability coverage to Buyer of $7,500,000, with a $1,000,000 deductible, for any breach of any representation of warranty made by the Selling Entities in this Agreement; provided, however, (i) Parent shall not be required to expend more than $425,000 to obtain such Representations and Warranties Insurance; (ii) if $7,500,000 of coverage is not reasonably obtainable for $425,000, Parent's obligation under this Section 9.6 shall be to obtain only that amount of coverage which can be reasonably obtained for $425,000; (iii) if Parent cannot obtain such Insurance on terms reasonably acceptable to it, Parent shall reimburse Buyer for Buyer's costs, up to $425,000, in obtaining such Representations and Warranties Insurance, provided Buyer agrees to use reasonable efforts to get the best terms available at that time; and (iv) if neither Parent nor Buyer obtain Representations and Warranties Insurance, then the Indemnification Cap shall be reduced to Two Million Dollars ($2,000,000) on the second anniversary of the Final Closing Date.

  Section 9.7     Tax Treatment of Indemnity Payments.  The parties agree to
                  ------------------------------------
treat any indemnity payment made pursuant to this Article IX as an adjustment to the aggregate purchase price for federal, state, local and foreign income tax purposes.

                                   ARTICLE X
                               GENERAL PROVISIONS

  Section 10.1    Expenses.  All costs and expenses incurred in connection with
                  ---------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

  Section 10.2    Notices.  All notices and other communications hereunder shall
                  --------
be in writing and shall either be delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)    If to Buyer to:

            Prosofttraining.com
            3001 Bee Caves Rd., Suite 100
            Austin, Texas 78746
            Fax:  (512) 328-5239
            Attention:  Jerrell M. Baird
            Chief Executive Officer

            With a copy to:

            Hewitt & McGuire, LLP
            19900 MacArthur Blvd., Suite 1050
            Irvine, CA 92612
            Attention:  William L. Twomey, Esq.
            Fax:  (949) 798-0511

     (b)    If to the Parent to:

            Drake Personnel Limited
            c/o Harry B. Sands & Co.
            50 Shirley Street
            Nassau, Bahamas
            Fax:  (___) ____-_______
            Attention:

            With a copy to:

            Hodgson, Russ, Andrews, Woods & Goodyear, LLP
            One M&T Plaza
            Suite 2000
            Buffalo, NY 14203
            Attention:  Ward Hinkle, Esq.
                        David M. Stark, Esq.
            Fax:  (716) 849-0349

Notices shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this Section.

  Section 10.3    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES).

  Section 10.4    Attorneys' Fees.  In the event any action in law or equity,
                  ----------------
arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to its attorneys' fees and other costs reasonably incurred in such action or proceeding.

  Section 10.5    Severability.  If any term or other provision of this
                  -------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

  Section 10.6    Assignment; Binding Effect; Benefit.  Neither this Agreement
                  ------------------------------------
nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

  Section 10.7    Headings.  The descriptive headings contained in this
                  ---------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.8    Entire Agreement.  This Agreement (including the Exhibits,
                  -----------------
Schedules, the Buyer Disclosure Schedule and the Sellers Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

  Section 10.9    Arbitration.
                  ------------

           (i) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its validity or termination or the performance or breach thereof, shall be finally settled by arbitration administrated by the American Arbitration Association (the "AAA"). The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, in effect at the time of the arbitration, except as they may be modified herein or by agreement of the parties to the arbitration.

           (ii) The place of arbitration shall be Austin, Texas and the law of New York shall be applied.

           (iii) The arbitration shall be conducted by three arbitrators. Each party shall appoint an arbitrator and the two arbitrators shall appoint the third arbitrator.

           (iv) The award rendered by the arbitrators shall be final and binding on the parties to the arbitration. Judgment on the award may be entered in any court of competent jurisdiction.

           (v) To initiate arbitration, a party shall send a notice demanding arbitration to the other party in the manner specified in Section 10.2.

           (vi) The arbitrators must reach a decision within one hundred twenty (120) days after the appointment of the third arbitrator.

           (vii) Any two of the arbitrators are empowered at any time to: (i) dismiss any dispute, controversy or claim submitted for arbitration; (ii) issue injunctions against any party; (iii) issue sanctions against any party; (iv) compel disclosure of documents or submissions of interrogatories or depositions; and (v) determine the relevance or pertinence of any document or person to the dispute, controversy, or claim submitted for arbitration.

           (viii) Each party shall pay its own attorney fees and costs of arbitration, the fees and expenses of the arbitrator it selects and one-half of the fees and expenses of the third arbitrator and one-half of the fee and expenses of the AAA.

           (ix) In no event shall either party be liable to the other party for special, incidental or consequential damages, including without limitation, lost profits.

  Section 10.10   Counterparts; Facsimile Signatures.  This Agreement may be
                  -----------------------------------
executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement may be executed by the parties delivering facsimile copies of executed signature pages and the same shall be fully effective to cause this Agreement to be fully binding and enforceable in accordance with its terms. Without limiting the effectiveness of this Agreement upon its execution by facsimile signature pages, each of the parties hereto agrees to deliver to each other executed originals of this Agreement within three (3) business days after transmission of such facsimile signature pages.

  Section 10.11   Disclosure Schedules.  Any fact or item disclosed in either
                  ---------------------
Sellers Disclosure Schedule or Buyer Disclosure Schedule with respect to a particular representation or warranty shall also be deemed to be disclosed with respect to any other representation and warranty provided that the relevance of such fact or item to such other representation and warranty shall be reasonably evident from such disclosure.

               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                    "BUYER"


                                    PROSOFTTRAINING.COM, a Nevada corporation

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    "PARENT"

                                    DRAKE PERSONNEL (NEW ZEALAND) LIMITED, a corporation organized under the laws of the Bahamas

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                    "COMPUTERPREP"

                                    COMPUTERPREP, INC., a Delaware corporation

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

EXHIBITS AND SCHEDULES
----------------------

Exhibit A     Form of Warrant
Exhibit B     Escrow Agreement (Cash Escrow)
Exhibit C     Escrow Agreement (Stock Escrow)
Exhibit D     Form of Incentive Warrant
Exhibit E-1   Standard Reseller Agreement
Exhibit E-2   Training Provider Agreement
Exhibit F     Registration Rights Agreement
Exhibit G     Pixion License Agreement
Exhibit H     Closing Escrow Agreement
Exhibit I     Form of Opinion of counsel to Selling Entities
Exhibit J     Form of Opinion of counsel to Buyer
Exhibit K     Form of Opinion of Harry B. Sands & Co.
Exhibit L     Management Agreement
Schedule 1.7  Participating Drake Subsidiaries for Computing Incremental Revenue
Schedule 5.7  ComputerPrep Customers
Schedule 5.11 Drake Contracts to be Extended